                                FIRST LEASE AMENDMENT


    THIS AGREEMENT is made and entered into this 7th day of March, 1997, by and between Life Investors Insurance Company of America, hereinafter referred to as "Lessor", by and through AEGON USA Realty Management, Inc., its duly authorized agent, located at 4333 Edgewood Road, N.E., Cedar Rapids, IA 52499, and Image Guided Technologies, Inc., a Colorado corporation, hereinafter referred to as "Lessee", located at 5700 Flatiron Parkway, Suite 5710, Boulder, Colorado, 80301.

    WHEREAS, Lessor and Lessee entered into a Lease, dated January 11, 1996, for Premises known as Suite 5710 located in the Gemini Building, Boulder, Colorado, which Lease is incorporated herein by reference; and

    WHEREAS, the parties have agreed to expand the Premises through the addition of 6,726 square feet; and

    WHEREAS, the parties have also agreed to extend the term of the Lease; and

    WHEREAS, Lessor and Lessee desire to set forth in writing the above agreement as well as any other changes they have agreed upon as to the Lease. NOW THEREFORE,

                                     WITNESSETH:

    That in consideration of the promises and covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to and hereby amend the Lease as follows:

1. AS TO PARAGRAPH 2: Exhibits "A" and "B" to the Lease shall be deleted and Exhibits "A", and "B" attached to this Agreement shall be inserted in lieu thereof.

2.  AS TO PARAGRAPH 2:  The Premises, as described in Paragraph 2 of said
Lease, is hereby modified as of May 1, 1997 to include the area highlighted on Exhibits "A" and "B" attached hereto and made a part hereof. Lessee shall occupy such additional 6,726 square feet, which space is in addition to Lessee's existing Premises in Suite 5710 and all Lease rents and charges shall be based on 18,395 square feet through the end of the Lease term.

3. AS TO PARAGRAPH 3: The term of said Lease is hereby extended through April 30, 2000.

4. AS TO PARAGRAPH 3.1; RENEWAL OPTION: Provided Lessee is: (i) open and operating its business in the Premises; and (ii) not in default under the Lease, Lessee shall have the right and option to renew and extend the term of this Lease for an additional two (2) year period commencing May 1, 2000 and continuing through April 30, 2002 upon the following terms and conditions:

    (a) Lessee shall provide Lessor with written notice, by certified or registered mail, of its exercise of such option no later than one hundred twenty
(120) days prior to the expiration of the term of this Lease as extended by this Agreement.

    (b) All terms, covenants, conditions and provisions contained in this Lease shall continue in full force and effect during the renewal period with the exception of monthly rental, which shall be as set forth below. Lessee's obligation to pay all additional Lease rents and charges shall be calculated in accordance with the terms of the Lease during such extended Lease term. Lessee agrees to accept the Premises in their "as is" condition, subject to repair, maintenance and replacement obligations under this Lease.

    (c) If Lessee exercises its option to extend the term of this Lease in the manner and within the time provided for herein, subject to adjustments as otherwise provided in the Lease, the monthly rental shall be as follows:

    Commencing May 1, 2000 and continuing through April 30, 2001, the sum of $184,269.60 per annum payable monthly, in advance, at the rate of $15,355.80 per month.

    Commencing May 1, 2001 and continuing through April 30, 2002, the sum of $193,483.08 per annum payable monthly, in advance, at the rate of $16,123.59 per month.

5. AS TO PARAGRAPH 4: Subject to adjustments as otherwise provided in said Lease, the monthly rental shall be as follows:

    Commencing May 1, 1997 and continuing through April 30, 1998, the sum of $180,551.04 per annum, payable monthly, in advance, at the rate of $15,045.92 per month.

    Commencing May 1, 1998 and continuing through April 30, 1999, the sum of $188,510.04 per annum, payable monthly, in advance, at the rate of $15,709.17 per month.

    Commencing May 1, 1999 and continuing through April 30, 2000, the sum of $196,866.84 per annum, payable monthly, in advance, at the rate of $16,405.57 per month.

6. AS TO PARAGRAPH 7.3: Notwithstanding any of the terms and provisions of Paragraph 7.3 to the contrary, Lessor shall, at Lessor's sole cost and expense, provide the following improvements to the Premises:

    (i) Insulate the walls of the electrical room located adjacent to the Premises; and

    (ii) Replace broken ceiling tiles and repair existing holes in the walls of the Premises.

7. AS TO PARAGRAPH 7.3: Provided Lessee is not in default under the terms and provisions of this Lease, Lessee shall, at Lessee's sole cost and expense, except for a contribution of $55,185.00 which Lessor agrees to make, remodel the office areas, install additional electrical work, re-carpet and re-paint the Premises. Prior to commencement of any work in the Premises, Lessee shall provide Lessor with one (1) full and completed set of plans and specifications, drawings, a list of contractors and subcontractors and a construction contract (collectively the "Plan") which shall be approved by Lessor. It shall be the Lessee's sole responsibility and Lessee hereby represents and warrants that the Plans and the Premises after completion of the improvements in accordance with the Plans shall meet or exceed all applicable federal, state, city and county ordinances, rules, codes and regulations including the Americans with Disabilities Act. Lessor's $55,185.00 contribution shall be paid upon Lessee's full compliance with the following:

         (a) Receipt by Lessor of an affidavit of the general contractor or contractors performing work in Lessee's Premises stating that such work has been fully completed in compliance with the approved working drawings (plans) and specifications and that all subcontractors, laborers and material suppliers who supplied labor and/or material for such work (whose names and addresses shall be recited in the affidavit) have been paid in full, and that all liens therefore that have been filed have been discharged of record or waived; and

         (b) Receipt by Lessor of a complete notarized release and waiver of lien with respect to the Premises, executed by each of Lessee's general contractor, subcontractors, or material suppliers supplying labor and/or materials for Lessee's work or, in lieu thereof, an attorney's certification that the lien period for the Lessee's work performed by Lessee in the Premises has expired and no liens in connection therewith have been filed; and

         (c) Receipt by Lessor of Lessee's written acceptance of the Premises stating that Lessor has completed all of the work required to be performed by Lessor pursuant to the terms of the approved plans and specifications and that Lessee reserves no claims, offsets or back-charges or stating those claimed; and

         (d) Receipt by Lessor of a completed indemnification by Lessee, indemnifying Lessor as to any and all claims by contractors, subcontractors or suppliers of material which may arise as a result of the work performed in the Premises; and

         (e) Receipt by Lessor of a Certificate of Occupancy issued by the relevant governmental authority; and

         (f) Receipt by Lessor of an executed tenant estoppel certificate confirming the commencement and termination dates of the Lease term, certifying that this Lease is in full force and effect, that all conditions under the Lease to be performed have been satisfied and verifying the amount of the Security Deposit, if any.

8. AS TO PARAGRAPH 8.1: Paragraph 8.1 is deleted in its entirety and the following language inserted therefor:

         "Notwithstanding anything to the contrary set forth in this Lease, Lessee covenants and agrees that so long as this Lease remains in effect and during such other times as Lessee occupies the Premises or any part thereof, Lessee at its sole cost and expense, shall obtain, maintain and keep in full force and effect as to the Premises:

         (a) Commercial General Liability Insurance including Blanket Contractual, Personal Injury, Fire Legal Liability, Broad Form Liability, Owned, Non-Owned and Hired Automobile coverages naming Lessee as insured, and Lessor, any mortgagee of the Building, any Lessee under the Lease of the property on which the Building is located, and AEGON USA Realty Management, Inc. as Lessor's agent, as additional insureds, with minimum limits of $1,000,000 combined single limit for property damage and bodily injury per occurrence for any and all claims for injury or damage to persons or property or for the loss of life or damage to persons or property of for the loss of life or of property occurring upon, in or about the Premises and the public portions of the Building arising out of or in connection with any act or omission of Lessee, its employees, agents, contractors, customers and invitees.

         (b) All Risk Insurance including without limitation sprinkler leakage and flood and earthquake. if flood and earthquake exposure exists, acts of vandalism and malicious mischief on a 100% replacement cost basis covering all contents, merchandise, inventory, equipment, floor coverings, fixtures and improvements owned or installed by Lessee. Lessee shall apply all insurance proceeds attributable to any of the foregoing items to the repair and restoration thereof. In addition, Lessee shall obtain and keep in full force and effect during the term of this lease Business Interruption Insurance with All Risk Perils and such other insurance in such amounts as Lessor shall reasonably require.

         (c) Worker's Compensation Insurance as required by law and Employers' Liability Coverage for a minimum of $100,000 per occurrence.

         (d) The limits of insurance coverages shall not limit the liability of Lessee. If Lessee fails to procure or maintain insurance coverages as provided above, Lessor may, but shall not be required to, procure and maintain coverage at the expense of Lessee."

9. All other Lease charges, as set forth in the Lease, shall be computed and based in accordance with the provisions of said Lease.

10. Except as amended above, all terms, provisions and covenants contained in said Lease are in all respects hereby ratified and confirmed in their entirety.

IN WITNESS WHEREOF, the parties hereto have executed this First Lease Amendment the day and year first above written.



WITNESS: LESSOR: LIFE INVESTORS INSURANCE COMPANY of AMERICA, by AEGON USA Realty Management, Inc. its duly authorized agent


/s/ illegible signature        /s/ Bill Sindlinger
-----------------------        -----------------------------------------------
                               Bill Sindlinger, Vice President


WITNESS:                       LESSEE: IMAGE GUIDED
                               TECHNOLOGIES, INC.,
                               a Colorado corporation



/s/ Robert E. Silligman        /s/ Jeffrey J. Hiller   V.P.
-----------------------        -----------------------------------------------
                               Jeffrey J. Hiller, Vice President


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   [Graphical representation of the first floor plan of the premises indicating space leased by Image Guided Technologies, Inc.]









                                      EXHIBIT A


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        [Graphical representation of the first floor plan of the premises]









                                      EXHIBIT B